Exhibit 10.8

FORM OF INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”), dated as of [____], 2022, is by and among (i) EF Hutton Acquisition Corporation I, a Delaware Corporation (the “SPAC”), (ii) EF Hutton Partners, LLC, a Delaware limited liability company, (the “Sponsor”), SHR Ventures, LLC (“SHR Ventures”), Paul Hodge, Jr., and Kevin M. Bush (together with the Sponsor, the “Transferors”) and (iii) [●] (the “Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of 10,000,000 units of the SPAC, the Investor has expressed an interest in acquiring up to [●]% of the units offered in the IPO, or [●] units (with each such unit comprised of one share of common stock, par value $0.0001 per share, of the SPAC (the “Common Stock”), one redeemable warrant entitling the holder thereof to purchase one share of Common Stock (the “Warrants”), and one right to receive one-eighth (1/8) of one share of Common Stock upon consummation of SPAC’s initial business combination (the “Rights”), which shall not exceed [●]% of the number of such units and/or the number of Common Stock underlying the units to be offered (excluding the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit. Following the IPO, the SPAC’s Trust Account (as defined below) shall be overfunded by at least 1%, or $0.10 per share.

WHEREAS, the parties wish to enter into this Agreement pursuant to which the Investor will purchase from the Transferors shares of Common Stock of the SPAC that the Transferors initially purchased from the SPAC pursuant to a Subscription Agreement dated March 4, 2021 (the “Founder Shares”), pursuant to the same terms and conditions, as set out in the Registration Statement (as defined herein), at the same price paid by the Transferors, or approximately $0.009 per Founder Share.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Transferors hereby agree to sell to the Investor [●] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[●] ($0.009 per share) (the “Transfer Price”) on the date of the closing of the IPO, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind (collectively, “Encumbrances”) affecting the Transferred Shares, other than any restrictions on transfer that may be imposed under applicable securities laws, and the Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). The allocations of the Transferred Shares between the Transferors at the Transfer Price are set out in Schedule A attached hereto. Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, the Investor shall pay the Transfer Price to the Transferors in immediately available funds to an account designated by the Transferors in writing at least three Business Days prior to the Transfer upon request by the Transferors or underwriter.

(b)	Subject to (i) the fulfillment by the Investor (but only to the extent actually allocated to the Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to the Investor by the underwriters in the IPO, which number of allocated units shall not be greater than [●]% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option) or greater than the IPO Indication) and (ii) the Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. The Transferred Shares shall not be reduced should the Investor be allocated less than the IPO Indication. The parties hereto acknowledge that in the event the Investor or its affiliates do not submit the IPO Indication, the Transferors and the SPAC’s only remedy with respect thereto shall be the forfeiture of the Investor’s Transferred Shares.

1

(c)	Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to share price or other vesting triggers, claw-back, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including but not limited to (i) transfer by the Investor or Transferors of the Founder Shares to any person, (ii) downsizing of the IPO, (iii) failure of the underwriters to exercise their overallotment option in whole or in part, (iv) concessions or “earn-out” triggers made by the Transferors or any other holder of Founder Shares in connection with the negotiation of a Business Combination (as defined below) or otherwise, or (v) any other event or modification, without the Investor’s prior written consent.

(d)	The obligations of the Investor hereunder are subject to there being no material change in the pricing of the IPO or in the structure, terms and conditions in the capital structure of the SPAC from those set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on [_______, 2022], as amended from time to time, or as listed herein (the “Registration Statement”).

(e)	In the event the IPO does not close by August 31, 2022, this Agreement shall terminate and be of no further force and effect unless agreed in writing by the parties hereto.

2.	Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to the Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The SPAC is duly organized and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as presently conducted and as proposed to be conducted and execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not conflict with, or result in any violation of or default under, the SPAC’s organizational documents, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC or the Transferred Shares.

(d)	None of the information conveyed to the Investor in connection with the transactions contemplated by the Agreement will constitute material non-public information of the SPAC upon the effectiveness of the Registration Statement.

(e)	No governmental, administrative or other third-party consents or approvals are required by or with respect to the SPAC in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f)	To the best of the SPAC’s knowledge all information contained in the questionnaires (“Questionnaires”) completed by each of the SPAC’s officers and directors and the Transferors (collectively, the “Insiders”) and provided to the underwriters and their counsel and the biographies of the Insiders contained in the Registration Statement and prospectus (to the extent a biography is contained) is true and correct and the SPAC has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate, incorrect or incomplete. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending, or to the SPAC’s knowledge, assuming reasonable inquiry, threatened against or involving the SPAC or, to the SPAC’s knowledge, assuming reasonable inquiry, any Insider or any stockholder or member of an Insider that has not been disclosed, that is required to be disclosed, in the Registration Statement, the prospectus or the Questionnaires.

(g)	The Founder Shares, when issued to the Transferors, were validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws or as otherwise disclosed in the Registration Statement) and were not issued in violation of, or subject to, any preemptive or similar rights.

2

3.	Representations and Warranties of the Transferors. Each Transferor hereby represents and warrants and covenants to the Investor, severally and not jointly with the other Transferors, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	In the case of the Sponsor and SHR Ventures, such Transferor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by such Transferor and constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not conflict with, or result in any violation of or default under, any of the Sponsor’s or SHR Ventures’ organizational documents or any agreement or other instrument applicable to the Transferred Shares or to which any Transferor is a party or by which any Transferor is bound, or any decree, order, statute, rule or regulation applicable to any Transferor or the Transferred Shares.

(d)	No governmental, administrative or other third-party consents or approvals are required by or with respect to the Transferors in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)	The terms, rights and conditions set forth in this Agreement are as favorable to the Investor as the terms, rights and conditions granted to all other investors in connection with expressing an interest in the IPO or otherwise acquiring Founder Shares in connection with the IPO (each such other investor, an “Anchor Investor”), provided that the Investor acknowledges that Founders Shares have been offered to the Transferors and to executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor to executive officers, advisors, directors and director nominees of the SPAC in its sole discretion. In the case that another Anchor Investor is afforded more favorable terms than the Investor, the Transferors shall promptly notify the Investor of such more favorable terms, and the Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the same. For the avoidance of doubt, if any other Anchor Investor has an ability to purchase proportionately more Founder Shares relative to its expression of interest in the IPO than the Investor as set forth herein, then such other Anchor Investor shall be considered to have more favorable terms than the Investor.

(f)	Such Transferor is the beneficial owner of the Transferred Shares to be transferred by such Transferor. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of the Transferred Shares, and there exist no Encumbrances affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by applicable securities laws. Upon transfer of the Transferred Shares to the Investor in accordance with the terms hereof against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by applicable securities laws. The sale by the Transferors of the Founder Shares to the Investor will not result in a violation of Section 5 under the Securities Act of 1933, as amended (the “Securities Act”).

4.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to the SPAC and the Transferors, as follows:

(a)	The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

3

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Investor’s organizational documents, any agreement or other instrument to which the Investor is a party or by which the Investor is bound, or any decree, order, statute, rule or regulation applicable to the Investor.

(d)	The Investor is (i) a “qualified institutional buyer” as that term is defined under Rule 144A of the Securities Act or (ii) an “accredited investor” as that term is defined in Regulation D under the Securities Act.

5.	Additional Agreements and Acknowledgements of the Parties.

(a)	The Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Investor agrees with the SPAC that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Investor shall (i) vote all Founder Shares in favor of such proposed Business Combination and (ii) not redeem any of such Founder Shares owned by it, in connection with such stockholder approval. Notwithstanding the foregoing, nothing shall prevent the Investor from exercising its redemption rights and receiving distributions from the Trust Account for any Common Stock it acquires in the IPO (including the IPO Indication) or in the open market in accordance with the terms and conditions applicable to the Common Stock and the IPO described in the Registration Statement, or from voting any such common stock for or against a proposed Business Combination. Without written consent of the SPAC, the Investor agrees with the SPAC not to transfer, assign or sell any Transferred Shares or the Common Stock, issuable upon conversion of the Transferred Shares held by it, until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the reported last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the SPAC completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their common stock for cash, securities or other property; provided however, that the Investor shall be permitted to transfer, assign or sell all or a portion of the Transferred Shares to an affiliate of the Investor, who will be bound by the same terms and conditions as set forth herein. The Transferred Shares directly or indirectly owned by the Investor will not be subject to additional lock-ups than detailed in this Section 5(a) or the Registration Statement. In addition, neither the Transferors nor any other holder of Founder Shares are being afforded more favorable lockup terms than those detailed in this Section 5(a), and if the Transferors or any other holders of Founder Shares are given an early release or favorable modification of such lockup terms, whether in connection with the IPO, a proposed Business Combination or otherwise, the parties hereto agree that the Investor will receive the same treatment. For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning, redeeming or selling any Common Stock, warrants, rights or units acquired in the IPO or in the open market.

(b)	Following the expiration of the transfer restrictions set forth in Section 5(a), if the Transferred Shares are eligible to be sold without restriction under, and without the SPAC being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they have been registered for resale under the Securities Act, the SPAC will use its best efforts to cause the SPAC’s transfer agent to remove any legend(s) to which the Transferred Shares are subject, subject to compliance by the Investor with the reasonable and customary procedures for such removal required by the SPAC or its transfer agent. In connection therewith, if required by the SPAC’s transfer agent, the SPAC will use its best efforts to promptly cause an opinion of counsel to the SPAC to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Transferred Shares without any such legend(s).

4

(c)	The Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. The Investor agrees with the SPAC that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the SPAC with respect to the monies held in the Trust Account in respect of the Transferred Shares; provided that nothing herein shall limit the Investor’s rights with respect to the monies held in the Trust Account or any claims thereon in respect of Common Stock purchased by the Investor in the IPO or in the open market. With respect to the Transferred Shares, the waiver of claims on the monies held in the Trust Account shall only apply to a liquidation of the Company prior to the consummation of its initial Business Combination, and not thereafter. Notwithstanding anything to the contrary contained in this Section 5(c) or otherwise (i) nothing shall prevent the Investor from redeeming any Common Stock (including shares included in units) it purchases in the IPO or in the open market following the IPO (collectively, the “Purchased Public Unit Amount”) and (ii) the Investor does not waive any right title, interest or claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to its purchase or ownership of the Purchased Public Unit Amount (including the IPO Indication, the Common Stock, the warrants and the rights included therein and the Common Stock issuable upon exercise of such warrants and rights) or any other security of the SPAC acquired in the open market (“Reserved Claims”) and is not prohibited from seeking recourse against the Trust Account with respect to any Reserved Claims.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) in a form to be agreed by the Transferors, the Investor and certain other parties thereto and filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide the Investor with registration rights with respect to the Transferred Shares that are no less favorable to the Investor than the registration rights of the Transferors set forth therein. The Investor’s rights under the Registration Rights Agreement may not be subsequently terminated, amended, revised or otherwise modified without the Investor’s prior written consent.

6.	Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the SPAC or the Transferors, to: 24 Shipyard Drive, Suite 102, Hingham, MA 02043, Attention: Benjamin Piggott, e-mail: ben505@gmail.com; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT SOLELY IN A FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)	This Agreement may not be amended or modified without the prior written consent of the parties hereto. No waiver of any provision of this Agreement shall be effective unless delivered in writing, signed by the waiving party.

(d)	The term “affiliate” or “affiliates” as used herein shall have the meaning ascribed to such term in Rule 144 promulgated under the Securities Act.

(e)	The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, without posting a bond or undertaking and without proof of damages, in addition to any other remedy at law or equity or otherwise.

5

(f)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the foregoing, the Investor may assign its rights and obligations under this Agreement to one or more of its affiliates, to other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or by an affiliate of such investment manager.

(g)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(h)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(i)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(j)	No person or entity that is not a party hereto shall have any rights or obligations pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, Section 5(a), Section 5(b) and Section 5(c) shall only be enforceable against the Investor by the SPAC on its own behalf. For the avoidance of doubt and in accordance with their terms, Section 5(a), Section 5(b) and Section 5(c) are not enforceable by the Transferors.

(k)	Except as may be required by law, regulation or applicable stock exchange listing requirements or judicial or administrative order, each of the Transferors and the SPAC hereby agrees not to disclose (orally or in writing or by any other means) the name or identity of the Investor or any of the Investor’s affiliates that purchase Transferred Shares or any unit in the IPO (or any other related identifying information), nor identify the Investor or any of the Investor’s affiliates as an investor in the SPAC (including, without limitation, to any potential investors in the Sponsor or the SPAC or any potential Business Combination target), in each case without the prior written consent of the Investor, subject in any such case to the Investor’s right to review such disclosure of the Investor’s name and the SPAC’s and the Sponsor’s obligation to incorporate the Investor’s reasonable comments thereto.

(l)	Except as may be required by law, regulation or applicable stock exchange listing requirements or judicial or administrative order, unless and until the transactions contemplated hereby and the terms hereof have been publicly announced or otherwise publicly disclosed by the Transferors, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement provided, for the avoidance of doubt, that any and all such disclosures shall remain subject to the terms hereof, including Section 6(k). Notwithstanding the foregoing, the Investor shall be permitted to disclose any information to its affiliates and to its and their control persons, officers, directors, employees, advisors, direct or indirect owners, partners, agents and representatives, in each case so long as such person or entity has been advised of its obligation to comply with the confidentiality provisions hereunder, provided, the Investor shall be liable for any breach of such confidentiality obligations by any such person or entity.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

By:
Name:	[●]
Title:	[●]

Address: [●]
Phone: [●]
Email: [●]

EF hutton acquisition corporation i

By:
Name:	Benjamin Piggott
Title:	Chief Executive Officer

EF HUTTON PARTNERS, LLC

By:
Name:	David Boral
Title:	Manager

SHR VENTURES, LLC

By:
Name:	Jerelyn C. Creutz
Title:	Manager

PAUL HODGE, JR.

By:
Name:	Paul Hodge, Jr.

KEVIN M. BUSH

By:
Name:	Kevin M. Bush

[Signature Page to Investor Agreement]

Schedule A

4.9 % Investor

Name	Shares Transferred to 4.9% Anchor Investor	Transfer Price for 4.9% Investor
EF Hutton Partners, LLC	32,148	289.33

SHR Ventures, LLC	3,568	32.11

Paul Hodge, Jr.	1,189	10.70

Kevin M. Bush	595	5.36

Total	37,500	337.50

Schedule A

9.9 % Investor

Name	Shares Transferred to 9.9% Anchor Investor	Transfer Price for 9.9% Investor
EF Hutton Partners, LLC	64,298	578.68

SHR Ventures, LLC	7,135	64.22

Paul Hodge, Jr.	2,378	21.40

Kevin M. Bush	1,189	10.70

Total	75,000	675.00